            As filed with the Securities and Exchange Commission on May 28, 1996
                                                      Registration No. 333-_____
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                           OPHTHALMIC IMAGING SYSTEMS
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                     94-3035367
   (State of Incorporation)               (I.R.S. Employer Identification No.)

                            221 LATHROP WAY, SUITE I
                              SACRAMENTO, CA 95815
   (Address, including zip code, of Registrant's principal executive offices)

                             _______________________

                       1995 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                             _______________________

                               STEVEN R. VERDOONER
                                  PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                           OPHTHALMIC IMAGING SYSTEMS
                            221 LATHROP WAY, SUITE I
                          SACRAMENTO, CALIFORNIA 95815
                                 (916) 646-2020
            (Name, address and telephone number of agent for service)

                             _______________________

                                    COPY TO:
                              Issac J. Vaughn, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (415) 493-9300

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                  CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------
                                                                Proposed                 Proposed
           Title of                       Amount                Maximum                  Maximum                  Amount of
         Securities To                     To Be             Offering Price              Aggregate              Registration
         Be Registered                  Registered              Per Share              Offering Price                Fee
- -----------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value  . . . . .    1,035,000             $  6.50 (1)             $ 6,727,500(1)             $ 2,320.00


- -------------------------
(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the bid and asked price for the Common Stock as of May 21, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission").

          1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995.

          2. The Registrant's Quarterly Reports on Form 10-QSB for the quarterly periods ended November 30, 1995 and February 29, 1996.

          3. The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on or about May 14, 1992.

          4. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article II, Sections 4 and 5, of the Registrant's Restated Articles of Incorporation, as amended, and Article X,
Section 4, of the Registrant's Bylaws, as amended, provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.


   Exhibit No.
   -----------

       4.1     1995 Nonstatutory Stock Option Plan.
       4.2     Form of Option Agreement under the 1995 Nonstatutory Stock
                 Option Plan.
       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.
      23.1     Consent of Ernst & Young LLP, Independent Auditors.
      23.2     Consent of Counsel (contained in Exhibit 5.1 above).
      24.1     Power of Attorney (see page II-4).

ITEM 9.     UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, Ophthalmic Imaging Systems certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 28th day of May, 1996.

                              OPHTHALMIC IMAGING SYSTEMS

                              By: /s/ STEVEN R. VERDOONER
                                  ----------------------------------------------
                                  Steven R. Verdooner, President and Chief
                                  Financial Officer (Principal Executive,
                                  Accounting and Financial Officer)

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Steven R. Verdooner and Steve Lagorio, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


       Signature                                Title                    Date
- -----------------------------   ----------------------------------  ------------

/s/ STEVEN R. VERDOONER         President, Chief Financial Officer  May 28, 1996
- -----------------------------   and Director (Principal Executive,
Steven R. Verdooner             Accounting and Financial Officer)

/s/ MARK S. BLUMENKRANZ, M.D.   Director                            May 28, 1996
- -----------------------------
Mark S. Blumenkranz, M.D.

/s/ R. MICHAEL CLARK            Director                            May 28, 1996
- -----------------------------
R. Michael Clark

/s/ ROBERT I. SCHNUER           Director                            May 28, 1996
- -----------------------------
Robert I. Schnuer

/s/ LAWRENCE A. YANUZZI, M.D.   Director                            May 28, 1996
- -----------------------------
Lawrence A. Yanuzzi, M.D.

                                INDEX TO EXHIBITS


Exhibit No.                        Description
- -----------    ----------------------------------------------------
    4.1        1995 Nonstatutory Stock Option Plan.
    4.2        Form of Option Agreement under the 1995 Nonstatutory Stock
                 Option Plan.
    5.1        Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.
   23.1        Consent of Ernst & Young LLP, Independent Auditors.
   23.2        Consent of Counsel (contained in Exhibit 5.1 above).
   24.1        Power of Attorney (see page II-4).